Exhibit 10.29

Execution Version

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT dated as of December 18, 2009 (this “Amendment”), is between the SENECA GAMING CORPORATION (together with its successors and assigns, the “Borrower”), a corporation formed under the laws of and wholly owned by the Seneca Nation of Indians (the “Nation”), a federally recognized Indian tribe, and KEYBANK NATIONAL ASSOCIATION (the “Lender”), a national banking association.

RECITALS

The Borrower and the Lender are parties to a Loan Agreement dated as of June 19, 2008 (as the same may be amended, modified, supplemented, renewed or restated from time to time, the “Loan Agreement”).

The Borrower has requested that the Lender make certain amendments to the Loan Agreement, and the Lender has agreed to make such amendments subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Defined Terms. Capitalized terms used in this Amendment which are defined in the Loan Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.                                       Amendments.

(a)                                  The definition of “Agreement” in Section 1.1 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

““Agreement” means this Loan Agreement, as the same may be amended, modified or amended and restated from time to time in accordance with the terms hereof.”

(b)                                 The definition of “Maturity Date” in Section 1.1 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

““Maturity Date” means December 31, 2011.”

(c)                                  The definition of “Obligations” in Section 1.1 of the Loan Agreement is hereby amended to add the word “modifications” to the phrase “renewals, extensions or refundings of any of the foregoing” at the end of the definition, such phrase, as amended, to read as follows:

“renewals, extensions, refundings or modifications of any of the foregoing”

(d)                                 The definition of “Revolving Commitment” in Section 1.1 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

““Revolving Commitment” means $50,000,000, or such lesser sum to which the Revolving Commitment may be reduced as provided in this Agreement, including, without limitation, in Section 2.4 and Section 2.12.”

(e)                                  Section 1.1 of the Loan Agreement is hereby amended by including the following defined term:

““Short-Term Equipment Financings” means any Indebtedness of the Borrower or any Guarantor used to finance the acquisition or refinancing of equipment incident to and useful in any Gaming Business and having a term of one year or less (determined by giving effect to any option(s) to extend within the sole discretion of such Borrower or Guarantor, as applicable).”

(f)                                    The definition of “Total Funded Debt” in Section 1.1 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

““Total Funded Debt” as of any date means (a) the sum of (without duplication) the then outstanding principal balance of the Advances and all other outstanding obligations for borrowed money (regardless of priority or security), all obligations under Capital Leases, the aggregate amount drawn under letters of credit and other similar instruments not then reimbursed, and all Contingent Obligations, whether the foregoing are obligations of the Borrower or any Guarantor, but, as to all of the foregoing, only so long as the creditor or obligee thereof has Recourse to Gaming Assets, and inclusive in each case of any direct or indirect liability or obligation (whether as the primary obligor or as a surety, and irrespective of whether the Borrower or any Guarantor is the nominal obligor with respect thereto), minus (b) the amount, if any, then credited to the Debt Repayment Reserve Account.  Notwithstanding anything to the contrary in the preceding sentence, in determining “Total Funded Debt” the sum of the aggregate amount undrawn under letters of credit and other similar instruments and all obligations under Short-Term Equipment Financings shall be excluded.  For the avoidance of doubt, the Borrower’s distribution obligations under the Distribution Agreement and the Excluded Distributions shall not be deemed Recourse to the Gaming Assets.”

(g)                                 Article II of the Loan Agreement is hereby amended by including the following as Section 2.12 thereof:

“2.12.                  Reduction of Revolving Commitment; Debt Repayment Reserve Account.

(a)                                  The amount of the Revolving Commitment will be reduced from time to time by the amount of any reduction in the credit amount of the

Irrevocable Letter of Credit Number XXXXXXX issued on October 7, 2005 (the “ESDC Letter of Credit”), as amended, issued by KeyBank National Association for the benefit of the New York State Urban Development Corporation d/b/a Empire State Development Corporation (the “ESDC”); provided, however, that the aggregate amount of any such reductions of the Revolving Commitment pursuant to this subsection (a) shall not exceed $10,000,000.  The Borrower will promptly request that the credit amount of the ESDC Letter of Credit be reduced from time to time to the extent any such reductions are permitted by the ESDC.

(b)                                 On and after June 18, 2010, if the applicable Revolving Commitment is greater than $40,000,000, the Borrower will continue to maintain a Deposit Account (as defined in the Security Agreement) with the Lender pursuant to arrangements reasonably satisfactory to the Lender and consistent with the terms hereof (the “Debt Repayment Reserve Account”) in the name of the Borrower but under the control of the Lender and shall cause funds to be maintained in such Debt Repayment Reserve Account in an amount not less than the amount by which the then applicable Revolving Commitment exceeds $40,000,000 (the “Debt Repayment Reserve Account Requirement”).  Amounts credited to the Debt Repayment Reserve Account equal to the then applicable Debt Repayment Reserve Account Requirement” shall constitute cash under the exclusive control of Lender and amounts credited to the Debt Repayment Reserve Account in excess of the then applicable Debt Repayment Reserve Account Requirement shall not be under the exclusive control of the Lender unless an Event of Default shall have occurred and be continuing.

(h)                                 Section 4.9 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“Section 4.9  Use of Proceeds. Use the proceeds of the Advances and any Letters of Credit only for purposes related to any Gaming Business and for funding Distributions permitted by the terms of this Agreement.”

(i)                                     Article IV of the Loan Agreement is hereby amended by including the following as Section 4.12 thereof:

“Section 4.12  Maintenance of Deposit Accounts and Securities Accounts with Lender.  Establish and maintain all Deposit Accounts (as defined in the Security Agreement) and Securities Accounts (as defined in Article 8-501 of the UCC (as defined in the Security Agreement)) with the Lender, other than (a) the securities account maintained with Merrill Lynch with account number XXX-XXXXX (the “Merrill Lynch Account”) and (b) the Deposit Account maintained with Royal Bank of Canada with account number XXX-XXXXXX (the “RBC Account”); provided, however, that the fair market value of the assets from time to time credited to the Merrill Lynch Account as set forth in account statements for such Securities Account shall not exceed $6,500,000, and the amount of funds from time to time on deposit in the RBC Account shall not exceed $1,000,000;

provided, further, that notwithstanding the foregoing covenant or any other covenant in any Loan Document, the Deposit Accounts with financial institutions to be closed consistent with the foregoing covenant shall not be required to be formally closed until such time as formal closure is permitted under the applicable account agreements, as required to accommodate such matters as the clearance of outstanding checks.  Borrower agrees that if the aggregate value of Borrower’s and Guarantors assets maintained with Lender (a) is less than $40,000,000, all of such assets will be credited to Deposit Accounts and (b) is equal to or greater than $40,000,000, at least $40,000,000 will be credited to Deposit Accounts.  Lender agrees that if the Borrower’s and Guarantors’ Deposit Accounts maintained with Lender are not fully protected by FDIC Insurance and Lender’s debt ratings from S&P or Moody’s shall cease to be investment grade, Lender will fully collateralize with “Eligible Collateral” (defined below) the Borrower’s and Guarantors’ Deposit Accounts maintained with Lender and will provide Borrower with a perfection legal opinion with respect to Borrower’s security interest in such collateral.  Lender agrees to take such actions and execute such documents as Borrower may reasonably request to carry out and facilitate its collateralization and opinion obligations in the preceding sentence, such obligations to be complied with on or before the date of the occurrence of the two events specified in the preceding sentence which trigger such obligations.  All documentation entered into in connection with the foregoing Lender obligations shall contain customary terms and shall be satisfactory to Borrower.  For purposes of this Section 4.12, “Eligible Collateral” means, at Lender’s option, either (a) U.S. treasury securities with maturities of 90 days or less or (b) an irrevocable letter of credit issued in favor of the Borrower and/or one or more Guarantors, as applicable, by either (i) a bank, other than the Lender, whose commercial paper and other unsecured short-term debt obligations (or in the case of a bank which is the principal subsidiary of a holding company, whose holding company’s commercial paper and other unsecured short-term debt obligations) are rated in one of the three highest rating categories based on the credit of such bank or holding company by at least one nationally recognized statistical rating organization or (ii) a bank, other than the Lender, which is in compliance with applicable Federal minimum risk-based capital requirements.  For the avoidance of doubt, Lender’s obligation to “fully collateralize” requires that the Borrower’s and Guarantor’s Deposit Accounts be continuously collateralized with Eligible Collateral with a value at least equal to the aggregate amount credited to such Deposit Accounts.  Lender will provide advance written notice to Borrower of any event or circumstance reasonably likely to (a) result in its debt ratings from S&P or Moody’s ceasing to be investment grade or (b) otherwise materially adversely affect Lender.”  Lender represents and warrants to Borrower that it has the power to perform its obligations under this Section 4.12 and that such obligations are valid and binding obligations of the Lender, enforceable against Lender in accordance with their terms; and that Lender’s performance of its obligations under this Section 4.12 will not violate any law, rule or regulation applicable to Lender.

(j)                                     Section 5.9 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“Section 5.9 Leverage Ratio. Permit the Leverage Ratio on any Covenant Calculation Date to exceed 3.5 to 1.0.”

(k)                                  Section 5.11 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“Section 5.11 Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio on any Covenant Calculation Date to be less than 1.20 to 1.”

(l)                                     Section 5.12 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“Section 5.12 Minimum EBITDA. Permit EBITDA on any Covenant Calculation Date to be less than $145,000,000.”

3.                                       Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a)                                  the Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, this Amendment has been duly executed and delivered by the Borrower and this Amendment and the Loan Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as the ability to waive exhaustion of tribal court remedies may be limited by applicable law;

(b)                                 the execution, delivery and performance by the Borrower of this Amendment and the borrowings and issuance of Letters of Credit from time to time under the Loan Agreement as amended hereby have been duly authorized by all necessary action and do not and will not (i) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, the Nation or any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or any Guarantor or of the Borrower’s or any Guarantor’s Constituent Documents; (iii) result in a breach of or constitute a default under any material Contractual Obligation to which the Borrower or any Guarantor is a party or by which it or its properties may be bound or subject; or (iv) result in, or require, the creation or imposition of any Lien (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any Guarantor; and

(c)                                  except as noted on Schedule 3(c) attached hereto, all of the representations and warranties contained in Article III of the Loan Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

4.                                       Conditions to Effectiveness of this Amendment.  Unless waived by the Lender in writing, the effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent :

(a)                                  Documents. The Lender shall have received all of the following, each of which shall be an original (except where only evidence is required) unless otherwise specified, each duly executed and delivered by each party thereto, each dated as of the date hereof, and each in form and substance satisfactory to the Lender and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Lender otherwise agrees or directs):

(i)                                     four executed counterparts of this Amendment;

(ii)                                  four counterparts of the Acknowledgement, Reaffirmation and Agreement dated as of the date hereof executed by each of the Borrower and the Guarantors in favor of the Lender;

(iii)                               the favorable written legal opinion of counsel to the Borrower and the Guarantors (which counsel shall be satisfactory to the Lender), together with copies of all factual certificates and legal opinions upon which such counsel have relied;

(iv)                              such documentation as the Lender may require to establish (A) federal recognition of the Nation as an Indian tribe within the meaning of IGRA, (B)  the Borrower’s and the Guarantors’ authority to execute, deliver and perform the Loan Documents to be delivered on the date hereof to which they are a party, and (C) the identity, authority and capacity of each Senior Officer authorized to act on the Borrower’s and each Guarantor’s behalf, including certified copies of the actions of the Borrower’s governing body, incumbency certificates and the like;

(v)                                 evidence that all Nation and Borrower actions have been taken to permit the Borrower’s limited waiver of sovereign immunity, waiver of rights to tribal court, consent to federal and certain state courts in the State, and arbitration of disputes, all as provided in this Amendment and the other Loan Documents;

(vi)                              certificates signed by the Secretary of the Borrower and each Guarantor, and by the Clerk of the Nation, attaching true, correct and complete copies of the applicable approvals (authorizing resolutions) of this Amendment and the Acknowledgement, Reaffirmation and Agreement attached hereto,  and true, correct and complete copies of the Constituent Documents of the Borrower, each Guarantor and the Nation (including, in each case, any amendments or modifications of the terms thereof entered into as of the date hereof);

(vii)                           evidence that the Lender has all Permits required by Law with respect to the transactions contemplated in this Amendment and in the other Loan Documents; and

(viii)                        such other assurances, certificates, documents, consents or opinions as the Lender may reasonably require.

(b)                                 Perfection of Security Interests in Collateral.  The Lender shall hold a valid, perfected first priority security interest in all Collateral (subject to Permitted Liens).

(c)                                  Fee.  An up-front fee of $7,500 shall have been paid.

(d)                                 Costs and Expenses.  The Borrower shall have paid the costs and expenses required by Section 5 hereof.

(e)                                  Due Diligence. The Lender shall have completed its review of all business and credit matters concerning the extension of credit under the Loan Agreement as amended hereby, and the security therefor, as the Lender deems appropriate.

(f)                                    Financial Statements. The Lender shall have received the consolidated Financial Statements, including the consolidated balance sheet, statements of income and retained earnings and statement of cash flow of Borrower and the Guarantors, for the third quarter ended June 30, 2009 and, to the extent filed with the SEC prior to the date hereof, for the fiscal year ended September 30, 2009.

(g)                                 Miscellaneous. The Lender shall have received such other instruments, agreements, certificates, opinions, statements, documents and information relating to the operations or condition (financial or otherwise) of the Borrower, and compliance by the Borrower with the terms of the Loan Agreement as amended hereby and the other Loan Documents as the Lender may reasonably request.

5.                                       Costs and Expenses.  The Borrower will pay on demand all reasonable costs and expenses of the Lender incurred in connection with the negotiation, preparation, closing, execution and delivery of this Amendment (including, but not limited to, reasonable attorneys’ fees in an amount not to exceed $25,000), and any other costs and expenses incurred by the Lender in connection with the Loan Documents, which the Borrower is required to pay under the Loan Documents which remain unpaid as of the date hereof.

6.                                       References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in any other Loan Documents shall be deemed to refer to the Loan Agreement as amended hereby.

7.                                       No Waiver. The execution of this Amendment and any documents related hereto shall not be deemed to be a waiver of any Default or any Event of Default under the Loan Agreement or any breach, default or event of default under any other Loan Document, whether or not known to the Lender and whether or not existing on the date of this Amendment.

8.                                       Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same agreement.

9.                                       Governing Law. This Amendment shall be governed by and construed in accordance with the substantive law of the State of New York.

10.                                 No Further Amendments.  Except as amended hereby, the Loan Agreement shall remain unmodified and in full force and effect.  Each other Loan Document to which Borrower is a party shall remain in full force and effect and shall continue to evidence, secure or otherwise guarantee and support the obligations owing by the Borrower to the Lender pursuant thereto.

11.                                 Miscellaneous. The limited waiver of sovereign immunity, jurisdictional, dispute resolution, arbitration, and other provisions contained in Article IX of the Loan Agreement are incorporated herein, mutatis mutandis, by this reference.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:

SENECA GAMING CORPORATION

By:	/s/ Catherine Walker
Name: Catherine Walker
Title: Chief Operating Officer

LENDER:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Terence E. O’Farrell
Name: Terence E. O’Farrell
Title: Senior Vice President

Schedule 3(c)

to First Amendment to Loan Agreement

1.               The representation in Section 3.7 of the Loan Agreement is modified to reflect the dissolution of Seneca Massachusetts Gaming Corporation, as previously disclosed in the Borrower’s 34 Act reports filed with the SEC.

2.               The representation in the last sentence of Section 3.8 of the Loan Agreement is modified by all financial statements contained in 34 Act reports filed with the SEC subsequent to August 1, 2008 and available to Lender.

3.               The representation in Section 3.9 of the Loan Agreement is modified by the disclosures pertaining to legal proceedings contained in the Borrower’s annual reports on Form 10-K filed with the SEC subsequent to December 1, 2008 and available to Lender.